UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26224	51-0317849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Campus Road
Princeton, NJ 08540
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $.01 Per Share	IART	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Integra LifeSciences Holdings Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on May 9, 2025. At the Annual Meeting, the Company’s stockholders approved, among other things, Amendment No. 2 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan (the “Plan Amendment”) to increase the number of shares of common stock available for awards under the plan by 2,200,000 shares.

A description of the Plan Amendment is included in the section entitled “Proposal 4. Approval of Amendment No. 2 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2025 (the “Proxy Statement”), which description is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting of the Company was held on May 9, 2025. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The final results of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Item No. 1: All of the nominees for director of the Board of Directors (the “Board”) of the Company were elected to serve until the Company’s 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominees	For	Against	Abstain	Broker Non-Vote
Keith Bradley, Ph.D.	69,934,587	1,567,803	18,251	2,425,186
Shaundra D. Clay	71,299,493	206,047	15,101	2,425,186
Stuart M. Essig, Ph.D.	70,050,243	1,447,483	22,915	2,425,186
Jeffrey A. Graves, Ph.D.	71,047,160	454,136	19,345	2,425,186
Barbara B. Hill	69,648,076	1,857,783	14,782	2,425,186
Renee W. Lo	70,747,006	760,117	13,518	2,425,186
Mojdeh Poul	70,013,966	1,488,185	18,490	2,425,186
Christian S. Schade	69,952,338	1,548,649	19,654	2,425,186

Item No. 2: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
72,960,045	946,740	39,042	0

Item No. 3: The stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers, by the votes set forth below.

For	Against	Abstain	Broker Non-Vote
70,185,676	1,313,983	20,982	2,425,186

Item No. 4: The stockholders approved the Plan Amendment, by the votes set forth below:

For	Against	Abstain	Broker Non-Vote
69,088,553	2,388,890	43,198	2,425,186

Item 8.01. Other Events

The Board approved the transition of Dr. Essig from Executive Chairman of the Board to non-executive Chairman of the Board, effective as of July 1, 2025. This transition is not the result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Amendment No. 2 to the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: May 13, 2025	By:	/s/ Chantal Veillon
Chantal Veillon
	Title:	Executive Vice President, Chief Human Resources
Officer